EXHIBIT 32.2

Certificate of Principal Accounting Officer as required by 18 U.S.C. Section
1350

         In connection with the accompanying Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2006 (the "Report") of Cadence Resources Corporation ("Cadence") as filed with the Securities and Exchange Commission on May 18, 2006, I, Lorraine M. King, Treasurer (Principal Financial and Principal Accounting Officer) of Cadence, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

         1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Cadence.



May 18, 2006                   By:      /s/ Lorraine M. King
                                   ---------------------------------------------
                                    Lorraine M. King, Treasurer
                                    (Principal Financial and Principal
                                    Accounting Officer)


A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to Cadence Resources Corporation and will be retained by Cadence Resources Corporation and furnished to the Securities and Exchange Commission or its staff upon request.